Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

IOC - Kansas City, Inc., d/b/a Isle of Capri Kansas City and
Rainbow Casino-Vicksburg Partnership, L.P. d/b/a Lady Luck Casino Vicksburg
As of and for the Three and Six Months Ended June 30, 2020 and 2019

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

TABLE OF CONTENTS

Combined Financial Statements:
Combined Balance Sheets	1
Combined Statements of Income	2
Combined Statements of Changes in Net Parent Investment	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.
COMBINED BALANCE SHEET
(dollars in thousands)

ASSETS	June 30, 2020	June 30, 2019
Current assets:
Cash and cash equivalents	$4,362	$4,971
Accounts receivable, net	594	642
Inventories	164	198
Prepaid expenses and other assets	709	552
Total current assets	5,829	6,363
Property and equipment, net	65,062	69,470
Gaming licenses and other intangibles, net	92,950	93,037
Goodwill	48,429	48,429
Right-of-use assets	37,425	40,676
Other assets, net	3,967	3,975
Total assets	$253,662	$261,950

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$615	$726
Accrued property, gaming and other taxes	918	1,064
Accrued payroll and related	695	1,244
Accrued income taxes payable	347	52
Short-term lease obligation	2,291	2,302
Intercompany debt	—	58,000
Accrued other liabilities	1,193	1,546
Total current liabilities	6,059	64,934
Deferred income taxes	18,400	23,959
Long-term lease obligation	34,370	37,610
Other long term liabilities	306	116
Total liabilities	59,135	126,619
Net parent investment	194,527	135,331
Total liabilities and net parent investment	$253,662	$261,950
See accompanying notes to the combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF INCOME
(dollars in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenue:
Casino	$6,400	$19,701	$23,231	$39,429
Food and beverage	234	969	1,033	2,096
Hotel	103	334	397	628
Other	115	411	469	813
Total revenues	6,852	21,415	25,130	42,966
Operating expenses:
Casino	2,707	7,757	9,048	15,454
Food and beverage	295	839	1,171	1,761
Hotel	63	120	193	247
Other	12	56	81	123
Marketing and promotions	264	850	1,144	1,895
General and administrative	3,874	5,340	9,068	10,281
Management fee	125	460	514	907
Depreciation and amortization	1,432	1,648	2,913	3,525
Total operating expenses	8,772	17,070	24,132	34,193
Operating (loss) income	(1,920)	4,345	998	8,773
Interest expenses on intercompany note	(429)	(1,301)	(1,730)	(2,589)
(Loss) income before income taxes	(2,349)	3,044	(732)	6,184
(Benefit) provision for income taxes	(34)	1,064	322	1,884
Net (income) loss	$(2,315)	$1,980	$(1,054)	$4,300
See accompanying notes to the combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENTS
(dollars in thousands)

Balance at December 31, 2018	$137,493
Net income	2,320
Net distributions to parent	(914)
Balance at March 31, 2019	138,899
Net income	1,980
Net distributions to parent	(5,548)
Balance at June 30, 2019	$135,331

Balance at December 31, 2019	$134,291
Net income	1,261
Net distributions to parent	(3,973)
Balance at March 31, 2020	131,579
Net loss	(2,315)
Net contribution from parent	65,263
Balance at June 30, 2020	$194,527

See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30,
(dollars in thousands)

	2020	2019
Cash flows from operating activities:
Net (loss) income	$(1,054)	$4,300
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation and amortization	2,913	3,525
Stock compensation expense	1	7
Deferred income taxes	(6,911)	(78)
Changes in operating assets and liabilities
Accounts receivable	(236)	(369)
Inventory	7	19
Prepaid expenses and other assets	(291)	1,354
Income taxes payable	258	(85)
Accounts payable and accrued expenses	1,231	184
Net cash used in (provided by) operating activities	(4,082)	8,857
Cash flows from investing activities:
Purchase of property and equipment, net of reimbursements	(278)	(3,298)
Net cash used in investing activities	(278)	(3,298)
Cash flows from financing activities:
Net contribution to parent	3,289	(6,347)
Net provided by (used in) financing activities	3,289	(6,347)
Change in cash and cash equivalents	(1,071)	(788)
Cash, cash equivalents at beginning of year	5,433	5,759
Cash, cash equivalents at end of year	$4,362	$4,971
Non-cash investing and financing activities
Capital expenditures included in accounts payable	$5	$9
Capital expenditures contributed from parent	$—	$109
Settlement of intercompany debt	$58,000	$—
See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying combined financial statements include the accounts and transactions of IOC – Kansas City, Inc. (“Kansas City”) and Lady Luck Casino Vicksburg (“Vicksburg”), collectively, the Companies, all of which are wholly-owned subsidiaries of Eldorado Resorts, Inc. (“Parent” or “ERI”). Each of the entities comprising the Companies own and operate gaming, hospitality and entertainment businesses.

The accompanying combined financial statements as of and for the three and six months ended June 30, 2020 and 2019 include the accounts and transactions of the Companies and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The results for the period reflect all adjustments, which are of a normal recurring nature, that management considers necessary for a fair presentation of operating results.

All intercompany transactions and accounts between the Companies’ have been eliminated in the presentation of the combined financial statements. The accompanying combined financial statements have been prepared from separate records maintained by ERI and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Companies had been operated as entities unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 6, “Related-Party Transactions.”
Kansas City consists of a dockside casino and two dining venues. It is the closest gaming facility to downtown Kansas City, Missouri. Kansas City attracts customers primarily from the Kansas City metropolitan area.

Vicksburg is located off Interstate 20 and Highway 61 in western Mississippi, approximately 50 miles west of Jackson, Mississippi, and consists of a dockside casino, a race and sportsbook, a hotel and four dining venues. Vicksburg’s customers are drawn primarily from within a 60-mile radius of the property.

On July 11, 2019, ERI entered into a definitive agreement to sell the real property and outstanding equity interests relating to Kansas City and Vicksburg to Twin River Worldwide Holdings, Inc. (“Twin”) for approximately $230.0 million, subject to a customary working capital adjustment. The sale closed on July 1, 2020.

Note 2. Summary of Significant Accounting Policies

Use of Estimates—The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the combined financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Estimates used by management included, among other things, the useful lives for depreciable assets, the allowance for doubtful accounts receivable, income tax provisions, the evaluation of the future realization of deferred tax assets, cash flows in assessing the recoverability of long-lived assets, asset impairments, goodwill, and other intangible assets, and contingencies and litigation. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents includes cash maintained for gaming operations.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Inventories—Inventories are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value. Inventory consists primarily of uniforms, food and beverage and retail merchandise.

Property and Equipment—Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Land improvements.............................................	10 to 20 years
Buildings and improvements...............................	10 to 40 years
Furniture, fixtures and equipment.......................	3-15 years
Riverboat.............................................................	5 to 25 years

The Companies evaluate their property and equipment and other long-lived assets to be held and used for impairment whenever indicators of impairment exist. The Companies compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. All recognized impairment losses are recorded as operating expenses.  No impairment was recorded during the three and six months ended June 30, 2020 and 2019.
Goodwill and Other Intangible Assets - Goodwill represents the excess of purchase price over the fair market value of net assets acquired in business combinations and has been allocated to each reporting units. Each of the Companies are considered separate reporting units. Goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually and between annual test dates in certain circumstances. No impairments were indicated as a result of the annual impairment review for goodwill and indefinite-lived intangible assets in 2020 and 2019.
Indefinite-lived intangible assets consist primarily of expenditures associated with obtaining racing and gaming licenses. Indefinite-lived intangible assets are not subject to amortization but are subject to an annual impairment test. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. No impairment was recorded during the three and six months ended June 30, 2020 and 2019.
Finite-lived intangible assets consist of trade names and player loyalty programs acquired in business combinations. Amortization is completed using the straight-line method over the estimated useful life of the asset. The Companies evaluate for impairment whenever indicators of impairment exist. When indicators are noted, the Companies then compare estimated undiscounted future cash flows to the carrying value of the asset. If the undiscounted future cash flows exceed the carrying value, no impairment is recorded. No impairment charges were recorded during the three and six months ended June 30, 2020 and 2019.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Outstanding Chip Liability—The Companies recognize the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by measuring the difference between the total value of chips placed in service less the value of chips under the Companies’ control. This measurement is performed on an annual basis utilizing a methodology in which a consistent formula is applied to estimate the percentage value of chips not in custody that are not expected to be redeemed. In addition to the formula, certain judgments are made with regard to various denominations and souvenir chips. The outstanding chip liability is included in accrued other liabilities on the combined balance sheets.

Loyalty Program—The Companies offer programs whereby participating customers can accumulate points for wagering that can be redeemed for credits for free play on slot machines, food and beverage, merchandise and in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the retail value of such benefits owed to the customer and recognized as departmental revenue based on where such points are redeemed, upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Companies allocate an amount to the loyalty point liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for a non-gaming good or service. An amount is allocated to the gaming wager performance obligation using the residual approach as the stand-alone price for wagers is highly variable and no set established price exists for such wagers. The allocated revenue for gaming wagers is recognized when the wagers occur as all such wagers settle immediately. The loyalty point liability is deferred and recognized as revenue when the customer redeems the points for the non-gaming good or service at the time such goods or services are delivered to the customer.

Casino Revenue—The Companies recognize as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

Gaming wager contracts involve two performance obligations for those customers earning points under the Companies’ loyalty program and a single performance obligation for customers who don’t participate in the program. The Companies apply a practical expedient by accounting for its gaming contracts on a portfolio basis as such wagers have similar characteristics and the Companies reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract.

Complimentaries—The Companies offer discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage and other services provided to customers, including loyalty point redemptions, is recognized in revenues when the goods or services are transferred to the customer. Complimentaries provided by third parties at the discretion and under the control of the Companies is recorded as an expense when incurred. The Companies’ revenues included complimentaries and loyalty point redemptions of $0.2 million and $0.9 million for the three and six months ended June 30, 2020, respectively and $1.0 million and $2.1 million for the three and six months ended June 30, 2019 respectively.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Non-gaming Revenue—Hotel, food and beverage and other operating revenues are recognized as services are performed. The transaction price for hotel, food and beverage contracts is the net amount collected from the customer for such goods and services. Food and beverage services have been determined to be separate, stand-alone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred when the delivery is made for the food and beverage. The Companies also provide goods and services that may include multiple performance obligations, such as packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising—Advertising costs are expensed the first time the related advertisement appears. Total advertising costs, including direct mail costs, totaled $0.1 million and $0.3 million for the three and six months ended June 30, 2020, respectively and $0.3 million and $0.7 million for the three and six months ended June 30, 2019, respectively.

Income Taxes –The Companies, as either a wholly-owned corporate subsidiary or as disregarded entities (single member LLCs) of ERI, file U.S. and state income tax returns as part of the ERI consolidated group. The Parent is ultimately responsible for the taxes payable of the combined group. For these financial statements, the federal and state tax was computed as if each entity filed on a separate, stand-alone basis, only in the jurisdiction in which the property is located. Each Company was treated as a taxable C corporation, and the tax expense and associated payable were recorded on each separate entity’s books. The Companies made no income tax payments to the Parent during the three and six months ended June 30, 2020 and 2019.

Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes (ASC 740). ASC 740 requires the recognition of deferred income tax liabilities and deferred income tax assets for the difference between the book basis and tax basis of assets and liabilities. Recognizable future tax benefits are subject to a valuation allowance, unless such tax benefits are determined to be more likely than not realizable. The Companies have recorded valuation allowances related to certain temporary differences that would create capital losses upon settlement. The Companies recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

Under the applicable accounting standards, the Companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The accounting standards also provide guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and disclosure requirements for uncertain tax positions. The Companies have recorded no liabilities associated with uncertain tax positions at June 30, 2020 and 2019.

Allowance for Doubtful Accounts—The Companies reserve for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3. Leases

The Companies have operating leases for various real estate and equipment. Certain of the Companies’ lease agreements include rental payments based on a percentage of sales over specified contractual amounts, and rental payments are adjusted periodically for inflation and based on usage. The Companies’ leases include options to extend the lease term one month to one year.

The components of lease expense are as follows (amounts are in thousands):

	For the three months ended June 30,		For the six months ended June 30,
Lease Expense:	2020	2019	2020	2019
Operating lease expense	$381	$381	$763	$764
Short-term and variable lease expense	445	685	1,069	1,359
Total lease expense	$826	$1,066	$1,832	$2,123

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following at June 30, (amounts are in thousands):

Property and equipment:	2020	2019
Land and land improvements	$18,752	$17,319
Buildings and other leasehold improvements	37,142	36,438
Furniture, fixtures and equipment	16,162	15,825
Riverboat	13,295	13,281
Construction in progress		1,112
Total property and equipment	85,351	83,975
Less accumulated depreciation and amortization	(20,289)	(14,505)
Property and equipment, net	$65,062	$69,470

The Companies recorded depreciation expense of $1.4 million and $2.9 million during the three and six months ended June 30, 2020, respectively and $1.6 million and $3.5 million during the three and six months ended June 30, 2019, respectively.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5. Intangible Assets, Net and Other Long-Term Assets

Intangible assets, net, include the following amounts at June 30, (dollar amounts are in thousands):

	2020	2019	Useful Life

Goodwill	$48,429	$48,429	Indefinite

Gaming licenses	$82,000	$82,000	Indefinite
Trade names	10,950	10,950	Indefinite
Player loyalty programs	311	311	3 years
Subtotal	93,261	93,261
Accumulated amortization player loyalty programs	(311)	(224)
Total gaming licenses and other intangible assets, net	$92,950	$93,037

Goodwill represents the excess of the purchase price of acquiring Kansas City and Vicksburg over the fair market value of the net assets acquired.

Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Companies have determined that they have indefinite useful lives.

Amortization expense with respect to player loyalty programs for the three and six months ended June 30, 2020 totaled $26 thousand and $35 thousand, respectively and June 30, 2020 totaled $26 thousand and $52 thousand, respectively, which is included in depreciation and amortization in the combined Statement of Operations.

Other assets, net, include the following amounts at June 30, (amounts are in thousands):

	2020	2019
Non-operating real property	$3,850	$3,850
Long-term deposits	101	101
Long-term prepaid expenses	16	24
Total other assets, net	$3,967	$3,975

Note 6. Related Party Transactions

Net parent investment—Net parent investments primarily arise from cash transfers between the Companies and ERI related to casino operations.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Intercompany debt—Vicksburg had a $58.0 million revolving note with ERI that bore interest, payable monthly, at the fixed rate of 9% per annum. The related credit agreement had a termination date of June 1, 2020. During the three months ended June 30, 2020, the note was relieved via a non-cash contribution from ERI. Interest expense on the note was $0.4 million and $1.7 million for the three and six months ended June 30, 2020, respectively and $1.3 million and $2.6 million for the three and six months ended June 30, 2019, respectively,.

Overhead charges and management fees—The Companies have shared services agreements with ERI. Under the agreements, the Companies are charged a fixed overhead rate to cover information systems, marketing, e-commerce and other corporate activities. The Companies expensed $0.5 million and $1.1 million for the three and six months ended June 30, 2019, respectively, and $0.6 million and $1.1 million for the three and six months ended June 30, 2020, respectively, in overhead charges, which is included in general and administrative expense in the combined Statement of Income. In addition, under the agreements, ERI provides certain management, administrative and corporate services to the Companies in exchange for a fee. The Companies expensed $0.1 million and $0.5 million during the three and six months ended June 30, 2020, respectively, and $0.5 million and $0.9 million during the three and six months ended June 30, 2019, respectively, for shared services, which is included in management fees in the combined Statement of Operations

Insurance—ERI and certain of its subsidiaries, including Kansas City and Vicksburg, have established a captive insurance company, Capri Insurance Companies (the “Captive”). The Captive underwrites the self-insured portion of the workers’ compensation and general liability claims and charges an annual insurance premium to the subsidiaries for first layer claims exposure up to the certain stop loss amounts. Kansas City and Vicksburg paid the Captive $0.1 million and $0.1 million related to premiums for the three and six months ended June 30, 2019, respectively, and $0.2 million and $0.3 million related to premiums for the three and six months ended June 30, 2020, respectively, which is included in general and administrative expense in the Statement of Income.

Note 7. Commitments and Contingencies

Litigation—The Companies are engaged in various litigation matters. Although the ultimate liability of this litigation and these claims cannot be determined at this time, the Companies believe there will not be a material adverse effect on the Companies’ financial position or results of operations.

Note 8. Subsequent Event

In preparing these financial statements, the Companies evaluated events and transactions for potential recognition or disclosure through February 2, 2021, the date the Companies’ financial statements were available to be issued.

In January 2020, an outbreak of a new strain of coronavirus (“COVID-19”) was identified and has since spread throughout much of the world, including the United States. All of ERI’s casino properties, including Kansas City and Vicksburg, were temporarily closed beginning in the latter half of March 2020 due to orders issued by various state government agencies in connection with the COVID-19 pandemic. As a result of these closures, the COVID-19 pandemic has had an adverse effect on the Companies’ business, financial condition and results of operations. ERI continued to pay its full-time employees through April 10, 2020, including tips and tokes. Effective April 11, 2020, ERI furloughed approximately 90% of its employees, implemented salary reductions and committed to continue to provide benefits to its employees through July 31, 2020. The extent of the ongoing and future effects of the COVID-19

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

pandemic on the Companies’ business and the casino resort industry generally is uncertain, but the Companies expect that it will continue to have a significant impact on its business, results of operations and financial condition. The extent and duration of the impact of COVID-19 will ultimately depend on future developments, including but not limited to, the duration and severity of the outbreak, the length of time that the Companies remain closed, the Companies’ abilities to adapt to new operating procedures upon re-opening of its casinos, the impact on consumer demand and discretionary spending, the length of time it takes for demand to return and the Companies’ abilities to adjust its cost structures for the duration of the outbreak’s impact on its operations.

Vicksburg resumed operations on May 21, 2020 and implemented the Mississippi Gaming Commission’s regulations that limit the number of guests to no greater that 50% of the property’s maximum occupancy. Kansas City resumed operations on June 1, 2020 and implemented Missouri’s procedures that limit gaming capacity to 50% of prior levels with proper social distancing regulations in place as directed by Missouri’s Governor.